Consulting Agreement
                              --------------------

This consulting  agreement  ("Agreement")  is entered into by and between LEXON,
INC.,  an  Oklahoma   corporation  (LEXON)  and  UTEK  CORPORATION,   a  Florida
corporation (UTEK) effective this 4th day of August 1999.

For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Scope of Services. UTEK agrees to provide technology merchant consulting services to LEXON to identify, evaluate and recommend potential technology acquisitions that are synergistic with LEXON'S existing cancer diagnostic testing technologies. This technology search shall review technologies form US and foreign research institutions and US government laboratories.

     2. Compensation. LEXON agrees to pay UTEK a total of $132,000. Payable as follows:

          a.  April 1, 2000        $44,000
          b.  September 1, 2000    $44,000
          c.  December 1, 2000     $44,000

          To guarantee receipt of consideration by UTEK for performance of this contract, if in the event that LEXON is unable to make any of the above cash payments, it will deliver such payment to UTEK in the form of LEXON unregistered shares of common stock. The number of shares to be delivered will be equal to 200% of the amount owed divided by the price of the shares on the date the payment is required to be made.

     3. Term. The term for performance of the services of this Agreement shall begin September 1, 1999 and end December 31, 1999.

     4.   The laws of the State of Florida govern this Agreement.

The parties have executed this Agreement effective August 4th, 1999.

LEXON, INC.                        UTEK CORPORATION


By:  Gifford Mabie                 By:  Clifford Gross
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Gifford Mabie, President           Clifford Gross, President